EXHIBIT 23.1


                               CONSENT OF COUNSEL


         We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus contained in this Registration Statement.

                                                      ROBINSON & COLE LLP

December 9, 2004
New York, New York